Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President & CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS 29% INCREASE IN NET INCOME - EPS OF $0.29 vs. $0.23 FOR QUARTER ENDED JANUARY 31, 2010

LITTLE FALLS, New Jersey (March 9, 2010) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 29% increase in net income to $4,876,000, or $0.29 per diluted share, on a 6.7% increase in sales to $66,587,000 for the second quarter ended January 31, 2010. This compares with net income of $3,774,000, or $0.23 per diluted share, on sales of $62,420,000 for the second quarter ended January 31, 2009. For the six months ended January 31, 2010, the Company reported a 55% increase in net income to $11,044,000, or $0.65 per diluted share, on an 8.5% increase in sales to $137,582,000. This compares with net income of $7,107,000, or $0.43 per diluted share, on sales of $126,826,000 for the six months ended January 31, 2009.

Andrew Krakauer, Cantel’s President and CEO stated, “We are very pleased to have delivered another strong quarter of sales and earnings growth. These positive results confirm the continued success of our sales and marketing investments and various initiatives to improve operating margins. Cantel continued to benefit from growth of higher margin consumables and service revenue.”

Krakauer added, “While all of our businesses performed well, operating income in our Healthcare Disposables, Endoscope Reprocessing and Water Purification and Filtration units was substantially ahead of last year, aided by strong sales of consumables, including disinfectants, sterilants and face masks. Cantel’s overall good performance was further supported by the realization of price increases and reduced interest expenses. On an additional favorable note, we also substantially increased sales of capital equipment worldwide in our Endoscope Reprocessing segment. The Healthcare Disposables business had higher than normal sales of face masks in the early part of the quarter as we filled orders generated during the novel H1N1 flu outbreak.”

The Company further reported that its balance sheet at January 31, 2010 included current assets of $90,018,000, including cash of $18,131,000, a current ratio of 1.7:1, debt of $30,500,000 and stockholders’ equity of $199,900,000.  Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash. We have reduced our net debt position during the first half of fiscal year 2010 by 38% to $12,369,000. EBITDAS for the quarter was $11,890,000.”

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2010 on Tuesday, March 9, 2010 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, March 9 at 2:00 PM through midnight on March 16, by dialing 1-877-660-6853 and using passcode #286 and conference ID #346358.

The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.investorcalendar.com/IC/CEPage.asp?ID=156065. A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2010	2009	2010	2009

Net sales	$66,587	$62,420	$137,582	$126,826

Cost of sales	39,463	38,809	81,000	79,592

Gross profit	27,124	23,611	56,582	47,234

Expenses:
Selling	8,711	6,992	17,235	14,342
General and administrative	9,272	9,037	18,577	18,061
Research and development	1,157	983	2,422	2,048
Total operating expenses	19,140	17,012	38,234	34,451

Income before interest and income taxes	7,984	6,599	18,348	12,783

Interest expense	339	674	726	1,425
Interest income	(8)	(38)	(16)	(108)

Income before income taxes	7,653	5,963	17,638	11,466

Income taxes	2,777	2,189	6,594	4,359

Net income	$4,876	$3,774	$11,044	$7,107

Earnings per common share - diluted	$0.29	$0.23	$0.65	$0.43

Dividends per common share	$0.05	$—	$0.05	$—

Weighted average shares - diluted	16,983	16,503	16,885	16,478

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31,	July 31,
	2010	2009
Assets
Current assets	$90,018	$88,910
Property and equipment, net	35,679	35,968
Intangible assets, net	34,591	37,042
Goodwill	115,032	114,995
Other assets	1,259	956
	$276,579	$277,871

Liabilities and stockholders’ equity
Current portion of long-term debt	$25,500	$10,000
Other current liabilities	27,572	29,113
Long-term debt	5,000	33,300
Other long-term liabilities	18,607	18,342
Stockholders’ equity	199,900	187,116
	$276,579	$277,871

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and six months ended January 31, 2010 and 2009, respectively, is as follows (in thousands):

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2010	2009	2010	2009

Net income	$4,876	$3,774	$11,044	$7,107

Income taxes	2,777	2,189	6,594	4,359
Interest expense	339	674	726	1,425
Interest income	(8)	(38)	(16)	(108)
Depreciation	1,574	1,525	3,138	3,075
Amortization	1,294	1,268	2,572	2,606
Loss on disposal of fixed assets	227	8	227	22

EBITDA	11,079	9,400	24,285	18,486

Stock-based compensation expense	811	525	1,600	1,045

EBITDAS	$11,890	$9,925	$25,885	$19,531

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.